UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 13, 2008 (August 13, 2008)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600	77002-4109
Houston, Texas	(Zip Code)
(Address of principal execute offices)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
     On August 13, 2008, Sterling Chemicals, Inc. (“Sterling”) commenced an exchange offer of $150 million aggregate principal amount of its 10 1/4% Senior Secured Notes due 2015 registered under the Securities Act of 1933, as amended, for all $150 million aggregate principal amount of its outstanding 10 1/4% Senior Secured Notes due 2015.
     The exchange offer will expire at 5:00 p.m. (New York City time) on September 12, 2008, unless extended. The press release announcing the exchange offer is included in this Current Report as Exhibit 99.1 and incorporated herein by reference. This Current Report on Form 8-K is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase any securities. The exchange offer is being made solely by Sterling’s prospectus, dated August 13, 2008, with respect to the exchange offer and the related letter of transmittal. Copies of the prospectus and letter of transmittal may be obtained from U. S. Bank National Association, the exchange agent for the exchange offer, U. S. Bank National Association, Westside Operations Center, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Specialized Finance, (800) 934-6802.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 13, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2008	STERLING CHEMICALS, INC.
	By:	/s/ John R. Beaver
John R. Beaver
Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 13, 2008